Exhibit 99.1

Acri Capital Acquisition Corporation Announces

Extension of the Deadline for an Initial Business Combination

Austin, Texas, March 13, 2024 (GLOBE NEWSWIRE) -- Acri Capital Acquisition Corporation (the “Company”) (Nasdaq: ACAC), a special purpose acquisition company, today announced that, in order to extend the date by which the Company must complete its initial business combination from March 14, 2024 to April 14, 2024, Acri Capital Sponsor LLC, the sponsor of the Company, has deposited into its trust account (the “Trust Account”) an aggregate of $75,000 (the “New Monthly Extension Payment”).

Pursuant to the Company’s Amended and Restated Certificate of Incorporate currently in effect, the Company may extend on monthly basis from July 14, 2023 until April 14, 2024 or such an earlier date as may be determined by its board to complete a business combination by depositing the New Monthly Extension Payment for each month into the Trust Account.

About Acri Capital Acquisition Corporation

Acri Capital Acquisition Corporation is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses with one or more businesses or entities.

Cautionary Statement Regarding Forward-Looking Statements

This Press Release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

Contact Information

Company Contact:

Acri Capital Acquisition Corporation

Ms. “Joy” Yi Hua, Chairwoman

Email: acri.capital@gmail.com

Investor Relations Contact:

International Elite Capital

Annabelle Zhang

Telephone: +1(646) 866-7989

Email: acri@iecapitalusa.com